Exhibit 99.2

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                               CREDIT AGREEMENT

                                    among

                       TORQUE ACQUISITION CO., L.L.C.,

                           TORQUE MERGER SUB, INC.,

                                VARIOUS BANKS,

                            BANKERS TRUST COMPANY,
                           as ADMINISTRATIVE AGENT,
                        LEAD ARRANGER AND BOOK MANAGER

                                     and

                           THE BANK OF NOVA SCOTIA,
                             as SYNDICATION AGENT

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                        Dated as of February 17, 2000
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                                 $61,500,000



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                             TABLE OF CONTENTS

                                                                          Page


SECTION 1.  Amount and Terms of Credit.......................................1
      1.01  The Commitment...................................................1
      1.02  Minimum Amount of Each Borrowing.................................1
      1.03  Notice of Borrowing..............................................1
      1.04  Disbursement of Funds............................................2
      1.05  Notes............................................................3
      1.06  Conversions......................................................3
      1.07  Pro Rata Borrowings..............................................4
      1.08  Interest.........................................................4
      1.09  Interest Periods.................................................4
      1.10  Increased Costs, Illegality, etc.................................6
      1.11  Compensation.....................................................8
      1.12  Lending Offices; Changes Thereto.................................8
      1.13  Replacement of Banks.............................................9
      1.14  Limitations on Additional Amounts, etc..........................10

SECTION  2. Commitment Commission; Fees; Reductions of Commitment...........10
      2.01  Fees............................................................10
      2.02  Voluntary Termination of Total Commitment.......................10
      2.03  Mandatory Reduction of Commitments..............................10

SECTION  3. Prepayments; Payments; Taxes....................................11
      3.01  Voluntary Prepayments...........................................11
      3.02  Mandatory Repayments............................................11
      3.03  Method and Place of Payment.....................................11
      3.04  Net Payments; Taxes.............................................12

SECTION  4. Conditions Precedent............................................14
      4.01  Execution of Agreement; Notes...................................14
      4.02  No Default; Representations and Warranties......................14
      4.03  Officer's Certificate...........................................14
      4.04  Opinions of Counsel.............................................15
      4.05  Corporate Documents; Proceedings................................15
      4.06  Pledge Agreement................................................15
      4.07  Fees, etc.......................................................15
      4.08  Gleason Credit Agreement........................................15
      4.09  Assignment of Purchase Rights...................................16
      4.10  Equity Financing................................................16
      4.11  Notice of Borrowing.............................................16

SECTION  5. Representations and Warranties..................................16
      5.01  Status..........................................................16
      5.02  Power and Authority.............................................17
      5.03  No Violation....................................................17
      5.04  Governmental Approvals..........................................17
      5.05  Financial Condition.............................................17
      5.06  Litigation......................................................18
      5.07  True and Complete Disclosure....................................18
      5.08  Use of Proceeds; Margin Regulations.............................18
      5.09  Pledge Agreement................................................19
      5.10  Subsidiaries....................................................19
      5.11  Compliance with Statutes, etc...................................19
      5.12  Investment Company Act..........................................19
      5.13  Public Utility Holding Company Act..............................19
      5.14  Special Purpose Corporation.....................................19
      5.15  Representations and Warranties in the Gleason Credit
            Agreement.......................................................20

SECTION  6. Affirmative Covenants...........................................20
      6.01  Information Covenants...........................................20
      6.02  Books, Records and Inspections..................................21
      6.03  Existence.......................................................21
      6.04  Compliance with Statutes, etc...................................21
      6.05  Performance of Obligations......................................21
      6.06  Ownership of Subsidiaries.......................................21
      6.07  Consummation of the Merger......................................21
      6.08  Compliance with Covenants in the Gleason Credit Agreement.......22

SECTION  7. Negative Covenants..............................................22
      7.01  Liens...........................................................22
      7.02  Consolidation, Merger, Sale of Assets, etc......................23
      7.03  Dividends.......................................................23
      7.04  Indebtedness....................................................23
      7.05  Advances, Investments, Loans, Purchase of Assets................23
      7.06  Transactions with Affiliates....................................24
      7.07  Capital Expenditures............................................24
      7.08  Modifications of Certificate of Incorporation, By-Laws and
            Certain Agreements; etc.........................................24
      7.09  Limitation on Issuance of Equity................................24
      7.10  Business........................................................24
      7.11  Limitation on the Creation of Subsidiaries......................25

SECTION  8. Events of Default...............................................25
      8.01  Payments........................................................25
      8.02  Representations, etc............................................25
      8.03  Covenants.......................................................25
      8.04  Default Under Other Agreements..................................25
      8.05  Bankruptcy, etc.................................................26
      8.06  Pledge Agreement................................................26
      8.07  Judgments.......................................................27
      8.08  Gleason Credit Agreement........................................27
      8.09  Change of Control...............................................27

SECTION  9. Definitions and Accounting Terms................................27
      9.01  Defined Terms...................................................27

SECTION 10. The Administrative Agent........................................38
      10.01 Appointment.....................................................38
      10.02 Nature of Duties................................................38
      10.03 Lack of Reliance on the Administrative Agent....................39
      10.04 Certain Rights of the Administrative Agent......................39
      10.05 Reliance........................................................39
      10.06 Indemnification.................................................39
      10.07 The Administrative Agent in its Individual Capacity.............40
      10.08 Holders.........................................................40
      10.09 Resignation by the Administrative Agent.........................40
      10.10 Documentation Agent; Syndication Agent..........................41

SECTION 11. Miscellaneous...................................................41
      11.01 Payment of Expenses, etc........................................41
      11.02 Right of Setoff.................................................42
      11.03 Notices.........................................................42
      11.04 Benefit of Agreement............................................43
      11.05 No Waiver; Remedies Cumulative..................................45
      11.06 Payments Pro Rata...............................................45
      11.07 Computations....................................................45
      11.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER
            OF JURY TRIAL...................................................45
      11.09 Counterparts....................................................46
      11.10 Effectiveness...................................................46
      11.11 Headings Descriptive............................................47
      11.12 Amendment or Waiver.............................................47
      11.13 Confidentiality.................................................48
      11.14 Register........................................................48
      11.15 Termination.....................................................49
      11.16 No Recourse.....................................................49
      11.17 No Obligations of Parent Following the Merger...................49



SCHEDULE I         Commitments
SCHEDULE II        Bank Addresses
SCHEDULE III       Litigation
SCHEDULE IV        Subsidiaries

EXHIBIT A          Form of Notice of Borrowing
EXHIBIT B          Form of Note
EXHIBIT C          Form of Section 3.04(b)(ii) Certificate
EXHIBIT D-1        Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
EXHIBIT D-2        Form of Opinion of White & Case LLP
EXHIBIT E          Form of Officers' Certificate
EXHIBIT F          Form of Pledge Agreement
EXHIBIT G          Form of Assignment and Assumption Agreement



            CREDIT AGREEMENT, dated as of February 17, 2000, among TORQUE ACQUISITION CO., L.L.C., a Delaware limited liability company ("Parent"), TORQUE MERGER SUB, INC., a Delaware corporation (the "Borrower"), the Banks party hereto from time to time, BANKERS TRUST COMPANY, as Administrative Agent, Lead Arranger and Book Manager, and THE BANK OF NOVA SCOTIA, as Syndication Agent (the "Syndication Agent") (all capitalized terms used herein and defined in Section 9 are used herein as therein defined).

                            W I T N E S S E T H:

            WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to Borrower the credit facility provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            SECTION  1. Amount and Terms of Credit.

            1.01 The Commitment. Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make on each Borrowing Date on or prior to the Maturity Date, a term loan or term loans (each a "Loan" and collectively, the "Loans") to the Borrower, which Loans shall (i) at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or one or more Borrowings of Eurodollar Loans having such Interest Periods as are selected by the Borrower pursuant to Section 1.09, provided that prior to the Syndication Date, Loans may only be incurred and maintained as or converted into Eurodollar Loans if the Interest Period in respect of such Eurodollar Loans is a Pre-Syndication Interest Period, (ii) be made and maintained in Dollars, (iii) not exceed for any Bank, in aggregate principal amount, that amount which equals the Commitment of such Bank at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 2.03(a)), and (iv) not exceed on the Initial Borrowing Date an aggregate principal amount equal to $58,526,329.00. Once repaid, Loans incurred hereunder may not be reborrowed.

            1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than five Borrowings of Eurodollar Loans hereunder.

            1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans hereunder, it shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan, and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the date of such incurrence (which shall be a Business Day), (ii) the aggregate principal amount of the Loans to be made and (iii) whether such Loans being made are to be initially maintained as Base Rate Loans or Eurodollar Loans. The Administrative Agent shall promptly (and in any event within one Business Day after its receipt of a Notice of Borrowing) give each Bank notice of such proposed incurrence, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any incurrence of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice, absent manifest error.

            1.04 Disbursement of Funds. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata portion of each Borrowing of Loans requested to be made on such date, in Dollars and in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to the Borrower at the Payment Office in Dollars and in immediately available funds, the aggregate of the amounts so made available by the Banks prior to 2:00 P.M. (New York time) on such day, to the extent of funds actually received by the Administrative Agent. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

            1.05 Notes. (a) At the request of any Bank, the Borrower's obligation to pay the principal of, and interest on, the Loans made by such Bank to the Borrower shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").

            (b) The Note issued by the Borrower to any Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the sum of the Commitment of such Bank, plus the outstanding Loans of such Bank at such time, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary prepayment as provided in Section 3.01 and
(vii) be entitled to the benefits of this Agreement and be secured by the Pledge Agreement.

            (c) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

            1.06 Conversions. The Borrower shall have the option to convert on any Business Day all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans made to the Borrower pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing or Borrowings of another Type of Loan, provided that (i) no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum Borrowing Amount, (ii) Base Rate Loans may not be converted into Eurodollar Loans if any Event of Default is in existence on the date of the conversion if the Administrative Agent or the Required Banks have previously advised the Borrower that conversions will not be permitted while such Event of Default remains in existence, (iii) no conversion pursuant to this Section
1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (iv) prior to the Syndication Date, no Loan may be converted into Eurodollar Loans except on the first day of a Pre-Syndication Interest Period. Each such conversion (other than automatic conversions pursuant to the last paragraph of Section 1.09) shall be effected by the Borrower giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made, the date of such conversion (which shall be a Business
Day) and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion.

            1.07 Pro Rata Borrowings. All Borrowings of Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

            1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the conversion or maturity (whether by acceleration or otherwise) of such Base Rate Loan, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

            (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the conversion or maturity (whether by acceleration or otherwise) of such Eurodollar Loan, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loans (or in the case of overdue amounts other than Loans, an amount equal to the sum of (i) the Base Rate in effect from time to time, (ii) the Applicable Margin in respect of Base Rate Loans and (iii) 2%). Interest which accrues under this Section 1.08(c) shall be payable on demand.

            (d) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) Upon each Interest Determination Date, the Administrative Agent shall determine the respective interest rate for each Interest Period applicable to the Eurodollar Loans for which such determination is being made and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.09 Interest Periods. At the time it gives any Notice of Borrowing in respect of the making of any Eurodollar Loan, or any Notice of Conversion in respect of the conversion of any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of such Borrower, be a one, two or three-month period (provided that prior to the Syndication Date, only Pre-Syndication Interest Periods may be selected by the Borrower); provided that:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Eurodollar Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period may be selected at any time when an Event of Default is then in existence if the Administrative Agent or the Required Banks have previously advised the Borrower that conversions will not be permitted while such Event of Default remains in existence; and

            (vi) no Interest Period shall be selected which extends beyond the Maturity Date.

            Prior to the termination of any Interest Period applicable to any Loans, the Borrower may, at its option, designate that the respective Borrowing subject thereto be split into more than one Borrowing (for purposes of electing multiple Interest Periods to be applicable thereto upon the expiration of such Interest Period), so long as each such Borrowing resulting from the action taken pursuant to this sentence meets the Minimum Borrowing Amount for such Loans. If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i) and (iii)(z) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the relevant interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate;

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan which such Bank deems to be material because of any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, and including the introduction of any new law or governmental rule, regulation, order, guideline or request (a "Change in Law"), which (A) changes the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank, pursuant to the laws of the jurisdiction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein and Taxes for which a payment is required pursuant to Section 3.04(a)), (B) changes official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (C) imposes any other condition affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any Change in Law, (y) impossible by compliance by any Bank in good faith with any governmental request made after the date of this Agreement (whether or not having force of law) or (z) impracticable as a result of a Change in Law which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) or (iii)(z) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clauses (i) and (iii)(z) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause
(i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, based on averaging and attribution methods among customers which are reasonable, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to
Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent and the affected Bank, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan or repay such Eurodollar Loan in full; provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If any Bank shall have determined that, after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitment or Commitments or Loans hereunder or its obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the penultimate sentence of this clause (c), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. In determining such additional amounts, each Bank will act reasonably and in good faith and will use reasonable averaging and attribution methods. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Bank to the Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

            1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by such Borrower); (ii) if any repayment (including any repayment made pursuant to
Section 3.01 or a result of an acceleration of the Loans pursuant to
Section 8 or as a result of the replacement of a Bank pursuant to Section
1.13 or 11.12(b)) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

            1.12 Lending Offices; Changes Thereto. (a) Each Bank may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Lending Affiliates of the respective Bank) for the various Loans made by such Bank; provided that for designations made after the Initial Borrowing Date, to the extent such designation shall result in increased costs under Section
1.10 or 3.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Bank), then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Bank designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Bank (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

            (b) Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c),
Section 1.10(d) or Section 3.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this
Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10 and 3.04.

            1.13 Replacement of Banks. (a) (i) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans,
(ii) if any Bank refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 11.12(b) or (iii) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 1.10(d) or Section 3.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs, the Borrower shall have the right, in accordance with the requirements of Section 11.04(b), if no Event of Default will exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with an Eligible Transferee or Eligible Transferees, none of which shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.04(b) (and with the assignment fee payable pursuant to said Section 11.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 2.01 and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

            (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) of the proviso contained in Section 1.13(a) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note executed by such Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement (including, without limitation, Sections 1.10, 1.11, 3.04, 11.01 and 11.06), which shall survive as to such Replaced Bank.

            1.14 Limitations on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 1.10, 1.11 or 3.04 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under the respective Section within 180 days after the date such Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11 or 3.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to such Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10,
1.11 or 3.04, as the case may be; provided that if the circumstances giving rise to such claims have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect. Notwithstanding anything to the contrary in this Agreement, this Section
1.14 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11 and 3.04.

            SECTION  2. Commitment Commission; Fees; Reductions of Commitment.

            2.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Bank a commitment fee (the "Commitment Fee") for the period from and including the Effective Date to but not including the date the Total Commitment has been terminated, computed at a rate equal to 0.50% on the average daily Commitment of such Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and the date upon which the Total Commitment is terminated.

            (b) The Borrower agrees to pay to each Agent, for its own account, such other fees (if any) as have been agreed to in writing by the Borrower and each Agent.

            2.02 Voluntary Termination of Total Commitment. Upon at least two Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, from and after the Initial Borrowing Date, at any time, without premium or penalty, to permanently terminate the Total Commitment, in whole but not in part, provided that (i) in no event shall the Total Commitment be voluntarily terminated prior to the date on which the Loans (together with any accrued interest) have been repaid in full and (ii) each such reduction to the Total Commitment shall apply proportionately to permanently reduce the Commitment of each Bank.

            2.03 Mandatory Reduction of Commitments. (a) The Total Commitment shall be reduced on each Borrowing Date (after giving effect to the making of Loans on each such date) in an amount equal to the aggregate principal amount of Loans incurred on such date.

            (b) The Total Commitment shall terminate in its entirety on the date of the consummation of the Tender Offer (before giving effect to the making of any Loans on such date) in the event that 6,135,061 or more shares of the common stock of Gleason Corporation are tendered pursuant to the Tender Offer.

            (c) The Total Commitment shall terminate in its entirety on the Maturity Date, whether or not any Loans have been incurred on such date.

            (d) Each reduction to the Total Commitment pursuant to this
Section 2.03 shall be applied proportionately to reduce the Commitment of each Bank.

            SECTION 3. Prepayments; Payments; Taxes.

            3.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

            (i) the Borrower shall give the Administrative Agent at its Notice Office (x) written notice prior to 12:00 Noon (New York time) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans and (y) written notice prior to 12:00 Noon (New York time) at least one Business Day prior to the date of such prepayment in the case of Base Rate Loans of its intent to prepay the Loans, the amount of such prepayment and the Types of Loans to be prepaid, and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

            (ii) each partial prepayment shall be in an aggregate principal amount of at least the applicable Minimum Borrowing Amount; provided that no partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount; and

            (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.

            3.02 Mandatory Repayments. All outstanding Loans shall be repaid in full on the Maturity Date.

            3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto no later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds at the Payment Office of the Administrative Agent and in Dollars. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            3.04 Net Payments; Taxes. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Bank is located as such Bank shall determine are payable by such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. Without duplication of amounts payable pursuant to the foregoing provisions of this Section 3.04(a), the Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 11.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. Each other Bank agrees to deliver to the Borrower and the Administrative Agent on or prior to the Initial Borrowing Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 11.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, one or more accurate and completed original signed copies (as the Borrower or Administrative Agent may reasonably request) of United States Internal Revenue Service Form W-9 or successor applicable form (if required by law), as the case may be, providing the employer identification number for such Bank. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W- 8BEN (with respect to the benefit of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 3.04(b)(ii) Certificate or Form W-9 (or successor form), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such form of certificate pursuant to this Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 3.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if
(I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04, the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in
Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such income or similar Taxes.

            (c) If the Borrower pays any additional amount under this
Section 3.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Bank shall pay the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Bank in such year as a consequence of such Tax Benefit; provided, however, that (i) any Bank may determine in its sole discretion consistent with the policies of such Bank whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Bank as a result of a disallowance or reduction (including through the expiration of any tax carryover or carryback of such Bank that otherwise would not have expired) of any Tax Benefit with respect to which such Bank has made a payment to the Borrower pursuant to this Section 3.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Bank pursuant to this
Section 3.04 without any exclusions or defenses; and (iii) nothing in this
Section 3.04(c) shall require a Bank to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

            SECTION 4. Conditions Precedent. The obligation of each Bank to make Loans hereunder is subject, at the time of the making of each such Loan, to the satisfaction of the following conditions:

            4.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date (i) this Agreement shall have been executed and delivered as provided in Section 11.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks requesting them a Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

            4.02 No Default; Representations and Warranties. At the time of the making of any Loans hereunder and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Loans (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            4.03 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by the President or any Vice President of the Borrower stating that all of the applicable conditions set forth in Section 4.02, 4.08 and 4.09 have been met.

            4.04 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received from (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Pledgee and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit D-1 and (ii) White & Case LLP, counsel to the Administrative Agent and the Banks, an opinion addressed to the Administrative Agent and the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit D-2.

            4.05 Corporate Documents; Proceedings. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by an Authorized Officer of each Credit Party, and attested to by a second Authorized Officer of such Credit Party, substantially in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or their equivalents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

            (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            4.06 Pledge Agreement. On the Initial Borrowing Date, Parent shall have duly authorized, executed and delivered a pledge agreement substantially in the form of Exhibit F (such pledge agreement, as modified, supplemented or amended from time to time, the "Pledge Agreement"), and Parent shall have (i) delivered to the Pledgee thereunder all of the Pledged Stock referred to therein then owned by Parent, together with executed and undated irrevocable stock powers and (ii) taken such other action to perfect the security interests created thereunder as the Pledgee shall reasonably request.

            4.07 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid in full to the Administrative Agent and the Banks all costs, fees and expenses (including, without limitation, all reasonable out-of-pocket legal fees and expenses), if any, payable to the Administrative Agent and the Banks to the extent then due pursuant hereto or as otherwise agreed between the Borrower and each Agent.

            4.08 Gleason Credit Agreement. On the Initial Borrowing Date, all conditions precedent set forth in Section 5 of the Gleason Credit Agreement shall have been satisfied, and not waived in any material respect except with the consent of the Administrative Agent, to the satisfaction of the Administrative Agent, and the initial borrowing of "Loans" under, and as defined in, the Gleason Credit Agreement shall have occurred.

            4.09 Assignment of Purchase Rights. On or prior to the Initial Borrowing Date, Parent shall have assigned to the Borrower all of Parent's rights to purchase outstanding shares of the capital stock of Gleason Corporation pursuant to the Tender Offer.

            4.10 Equity Financing. On or prior to the Initial Borrowing Date, Vestar Capital Partners IV, L.P. and, at Vestar Capital Partners IV, L.P.'s election, other investors reasonably satisfactory to the Required Banks shall have made a capital contribution to Parent in an amount of at least $53,000,000 in cash and in exchange for all the outstanding limited liability company units of Parent , (ii) Parent shall have in turn contributed 100% of such capital contribution to the Borrower and (iii) the Borrower shall have used the proceeds from such capital contribution to purchase shares of outstanding shares of the capital stock of Gleason Corporation pursuant to the Tender Offer.

            4.11 Notice of Borrowing. Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

            SECTION 5. Representations and Warranties. In order to induce the Banks to enter into this Agreement and to make the Loans as provided herein, each of Parent and the Borrower makes the following representations and warranties, on behalf of itself and, with respect to Section 5.15, its Subsidiaries, in each case after giving effect to the Transaction, with the making of each Loan on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this
Section 5 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of the making of each such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

            5.01 Status. Each Credit Party (i) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing, so organized or existing, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Parent and the Borrower taken as a whole, (ii) has the corporate or other power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified, have such authority or be in good standing, which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Parent and the Borrower taken as a whole.

            5.02 Power and Authority. Each Credit Party has the corporate or other power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of each such Credit Document. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether considered in proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

            5.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Pledge Agreement) upon any of the properties or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws or other organizational documents, as applicable, of any Credit Party.

            5.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required (i) to authorize, or is required in connection with, the execution, delivery and performance of any Credit Document by any Credit Party or (ii) to ensure the legality, validity, binding effect or enforceability of any such Credit Document with respect to any Credit Party, except those (A) which have been obtained or made prior to the Initial Borrowing Date or (B) the absence of which, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on either (x) the business, operations, property, assets, liabilities or condition (financial or otherwise) of Parent and the Borrower taken as a whole or (y) the rights or remedies of the Banks or the Administrative Agent or on the ability of Parent or the Borrower to perform its obligations hereunder and under the other Credit Documents to which it is a party.

            5.05 Financial Condition. (a) Since the Effective Date, there has been no material adverse change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of Parent and the Borrower taken as a whole.

            (b) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction occurring on such date and to all Indebtedness (including the Loans) being incurred or assumed on such date and Liens created by the Credit Parties in connection therewith, (x) the sum of the assets, at a fair valuation, of Parent and the Borrower (on a consolidated basis) and of the Borrower (on a stand-alone basis) will exceed their respective debts, (y) each of Parent and the Borrower (on a consolidated basis) and the Borrower (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) each of Parent and the Borrower (on a consolidated basis) and the Borrower (on a stand-alone basis) have sufficient capital with which to conduct its business. For purposes of this Section 5.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (c) Except for liabilities or obligations of Parent or the Borrower arising under the Transaction Documents, there were as of the Initial Borrowing Date no liabilities or obligations with respect to either such Credit Party of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be materially adverse to Parent and the Borrower taken as a whole.

            5.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Parent or the Borrower, threatened (i) with respect to the Transaction or the Credit Documents (except as described on Schedule III and any other actions, suits or proceedings relating to or arising from a similar cause of action) or (ii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of Parent and the Borrower taken as a whole.

            5.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Parent or the Borrower in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

            5.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans shall be used by the Borrower (i) on the Initial Borrowing Date,
(x) to purchase shares of common stock of Gleason Corporation pursuant to the Tender Offer and (y) to pay fees and expenses related thereto and (ii) on each other Borrowing Date, to pay accrued interest on outstanding Loans in accordance with Section 1.08 and/or to pay accrued Commitment Fees pursuant to Section 2.01.

            (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock; provided that the Borrower may use the proceeds of Loans to purchase Margin Stock pursuant to the Tender Offer in compliance with Regulations T, U and X. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            5.09 Pledge Agreement. The security interests created in favor of the Pledgee for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Stock (assuming the Pledgee's continuous possession thereof) described in the Pledge Agreement, subject to no security interests of any other Person (except as permitted under Section 7.01(i)). No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Stock and the proceeds thereof under the Pledge Agreement.

            5.10 Subsidiaries. Schedule IV lists each Subsidiary of each Credit Party, and the direct and indirect ownership interest of such Credit Party therein, in each case as of the Initial Borrowing Date and after giving effect to the Transaction.

            5.11 Compliance with Statutes, etc. Each Credit Party is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Parent and the Borrower taken as a whole.

            5.12 Investment Company Act. No Credit Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            5.13 Public Utility Holding Company Act. No Credit Party is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            5.14 Special Purpose Corporation. (a) Parent was formed solely to effect the Transaction and, except in connection therewith (and as contemplated by the Credit Documents), has no significant assets or liabilities (other than (i) the rights to purchase shares of the capital stock of Gleason Corporation pursuant to the Tender Offer, (ii) the capital stock of the Borrower and (iii) under this Agreement, the other Credit Documents and the Transaction Documents to which it is party) and has engaged in no substantial business activities.

            (b) The Borrower was formed solely to effect the Transaction and, except in connection therewith (and as contemplated by the Credit Documents), has no significant assets or liabilities (other than (i) the capital stock of Gleason Corporation acquired pursuant to the Tender Offer and (ii) under this Agreement and the other Credit Documents to which it is party) and has engaged in no substantial business activities.

            5.15 Representations and Warranties in the Gleason Credit Agreement. All representations and warranties of each Credit Party (as defined in the Gleason Credit Agreement) set forth in the Gleason Credit Agreement and each other Credit Document (as defined in the Gleason Credit Agreement) are true and correct in all material respects, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects on such earlier date.

            SECTION 6. Affirmative Covenants. Each Credit Party hereby covenants and agrees for itself and, with respect to Section 6.08, its Subsidiaries that on and after the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Loans and Notes, together with all accrued but unpaid interest, Fees and other Obligations, are paid in full:

            6.01 Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly distribute a copy to each Bank):

            (a) Notice of Default or Litigation. Promptly, and in any event within five Business Days after an officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default (provided such Default or Event of Default is continuing) and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against Parent or the Borrower which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of Parent and the Borrower taken as a whole or (y) with respect to any Credit Document.

            (b) Gleason Corporation Information. At the times provided under the Gleason Credit Agreement, a copy of any financial statements, notices, reports and other information required to be delivered pursuant to
Section 7.01 of the Gleason Credit Agreement.

            (c) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which Parent or the Borrower shall file with the Securities and Exchange Commission or any successor thereto (the "SEC").

            (d) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Parent or the Borrower as the Administrative Agent or any Bank may reasonably request in writing.

            6.02 Books, Records and Inspections. Each Credit Party will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all material dealings and transactions in relation to its business and activities. Each Credit Party will permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of such Credit Party, any of the properties of such Credit Party, and, subject to the foregoing requirements, to examine the books of account of such Credit Party and discuss the affairs, finances and accounts of such Credit Party with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals, upon such reasonable notice and to such reasonable extent as the Administrative Agent or such Bank may request.

            6.03 Existence. Each Credit Party will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, provided that the cessation of the Borrower's existence pursuant to the Merger shall not violate this Section 6.03.

            6.04 Compliance with Statutes, etc. Each Credit Party will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Parent and the Borrower taken as a whole.

            6.05 Performance of Obligations. Each Credit Party will perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Parent and the Borrower taken as a whole; provided that the failure to pay any Indebtedness shall not constitute a breach of this Section 6.05 unless it shall give rise to an Event of Default under Section 8.04.

            6.06 Ownership of Subsidiaries. Parent will at all times ensure that the Borrower remains a Wholly-Owned Subsidiary except to the extent that the Borrower is merged into Gleason Corporation pursuant to the Merger.

            6.07 Consummation of the Merger. No later than 180 days following the Initial Borrowing Date, (i) Parent and the Borrower shall cause the Merger to be consummated, and (ii) all conditions precedent to the consummation of the Merger as set forth in the Merger Documents shall have been satisfied, and not waived in any material respect unless consented to by the Administrative Agent and the Required Banks. On the date of the consummation thereof, the Merger shall have been consummated in accordance in all material respects with the terms and conditions of the Merger Documents and all applicable laws.

            6.08 Compliance with Covenants in the Gleason Credit Agreement. Each Credit Party shall cause Gleason Corporation and each of its Subsidiaries to comply with all of the covenants set forth in Sections 7 and 8 of the Gleason Credit Agreement.

            SECTION 7. Negative Covenants. Each Credit Party hereby covenants and agrees for itself that on and after the Initial Borrowing Date and until the Loans and Notes, together with all accrued but unpaid interest, Fees and other Obligations, are paid in full:

            7.01 Liens. No Credit Party will create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of any Credit Party, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to any Credit Party), or assign any right to receive income, provided that the provisions of this Section 7.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by generally accepted accounting principles;

            (ii) Liens in respect of property or assets of any Credit Party imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such Credit Party's property or assets or materially impair the use thereof in the operation of the business of such Credit Party or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (iii) Liens created pursuant to the Pledge Agreement;

            (iv) normal and customary rights of set-off upon deposits of cash in favor of banks and other depository institutions; and

            (v) Liens on common stock of Gleason Corporation acquired by the Borrower pursuant to the Tender Offer.

            7.02 Consolidation, Merger, Sale of Assets, etc. No Credit Party will wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, except that:

            (i)   the Transaction shall be permitted;

            (ii)  transactions permitted under Section 7.05 shall be permitted;
      and

            (iii) the Borrower may sell shares of Gleason Corporation owned by it so long as (x) such sales are for cash consideration only, (y) such sales are at fair market value and (z) the proceeds of such sales are retained by the Borrower and held as cash or invested in Cash Equivalents.

            7.03 Dividends. No Credit Party will authorize, declare or pay any Dividends.

            7.04 Indebtedness. No Credit Party will contract, create, incur, assume or suffer to exist any Indebtedness, except Indebtedness incurred pursuant to this Agreement and the other Credit Documents.

            7.05 Advances, Investments, Loans, Purchase of Assets. No Credit Party will (w) lend money or credit or make advances to any other Person, (x) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any other Person (including, without limitation, any stock, obligations or securities of, or any other interest in, any other Person, but excluding purchases or other acquisitions of materials, equipment and other tangible and intangible assets in the ordinary course of business), (y) make any capital contribution to any other Person or (z) purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:

            (i)   each Credit Party may acquire and hold cash and Cash
      Equivalents;

            (ii) each Credit Party may enter into transactions permitted under Section 7.02;

            (iii) equity contributions by Parent in the Borrower; and

            (iv)  the Transaction.

            7.06 Transactions with Affiliates. No Credit Party will enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Credit Party, other than as otherwise permitted under the provisions of this Agreement and on terms and conditions substantially as favorable to such Credit Party as would reasonably be obtained by such Credit Party at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

            (i)   the Transaction shall be permitted;

            (ii)  transactions permitted under Section 7.02 shall be permitted;

            (iii) other transactions between or among Parent and its Subsidiaries not involving any other Affiliate and not otherwise prohibited under this Agreement shall be permitted; and

            (iv) customary fees may be paid to members of the Board of Directors of Parent and the Borrower for their services as directors not in excess of fees paid to directors who are not Affiliates.

            7.07 Capital Expenditures. No Credit Party will make any Capital Expenditures.

            7.08 Modifications of Certificate of Incorporation, By-Laws and Certain Agreements; etc. No Credit Party will amend, modify or change its certificate of incorporation or limited liability company agreement or by-laws (if any), or any agreement entered into by it, with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests, other than any amendments, modifications or changes or any such new agreements which are not adverse in any material respect to the interests of the Banks.

            7.09 Limitation on Issuance of Equity. (a) Parent will not permit the Borrower to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests and (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of Parent in any class of the capital stock or other equity interests of the Borrower.

            (b) Parent will not, and will not permit the Borrower to, issue
(i) any class of preferred equity or (ii) any class of redeemable (except at the sole option of Parent or the Borrower) common equity.

            7.10 Business. (a) Parent will not engage in any business activities and will not have any significant assets or liabilities other than rights to acquire the capital stock of Gleason Corporation prior to the consummation of the Tender Offer, its ownership of the equity interests of the Borrower, liabilities imposed by law, activities in connection with the Transaction and its obligations with respect to this Agreement, the other Credit Documents and the Transaction Documents to which it is a party.

            (b) The Borrower will not engage in any business activities and will not have any significant assets or liabilities other than its ownership of the capital stock of Gleason Corporation acquired pursuant to the Tender Offer, liabilities imposed by law, activities in connection with the Transaction and its obligations with respect to this Agreement, the other Credit Documents and the Transaction Documents.

            7.11 Limitation on the Creation of Subsidiaries.
Notwithstanding anything to the contrary contained in this Agreement, no Credit Party will create or acquire any Subsidiary; provided that the Borrower may acquire Gleason Corporation (and, indirectly, its Subsidiaries) pursuant to the Tender Offer.

            SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            8.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more days, in the payment when due of any interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            8.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            8.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.01(a)(i), Section 6.07, 6.08 (as it relates to
Section 8 of the Gleason Credit Agreement) or Section 7 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as provided in Section 8.01) and such default shall continue unremedied for a period of 30 days after written notice to the defaulting party by the Administrative Agent or the Required Banks; or

            8.04 Default Under Other Agreements. (i) Parent or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or administrative agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any such Indebtedness of Parent or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled prepayment or required prepayment (other than pursuant to a "due-on-sale" clause in a mortgage or similar security agreement) (unless such required prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 8.04 unless the aggregate outstanding principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $100,000; or

            8.05 Bankruptcy, etc. Parent or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Parent or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of Parent or any of its Subsidiaries, or Parent or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Parent or any of its Subsidiaries, or there is commenced against Parent or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Parent or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Parent or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Parent or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Parent or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            8.06 Pledge Agreement. Except to the extent resulting from the failure of the Pledgee to retain possession of the applicable Pledged Stock, at any time after the execution and delivery thereof, the Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Pledgee for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Pledged Stock), in favor of the Pledgee, superior to and prior to the rights of all third Persons (except as permitted by Section 7.01), and subject to no other Liens (other than Permitted Liens), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Pledge Agreement and, with respect to Section 11(a) of the Pledge Agreement, such default shall continue unremedied for a period of 15 days after written notice to the defaulting party by the Administrative Agent or the Required Banks; or

            8.07 Judgments. One or more judgments or decrees shall be entered against any Credit Party involving in the aggregate for the Credit Parties a liability of $100,000 or more (not paid or fully covered by a reputable and solvent insurance company) and such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

            8.08 Gleason Credit Agreement. Any Event of Default under and as defined in the Gleason Credit Agreement shall occur; or

            8.09 Change of Control. A Change of Control shall have occurred; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and
(ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (iii) enforce, as Pledgee, all of the Liens and security interests created pursuant to the Pledge Agreement.

            SECTION  9. Definitions and Accounting Terms.

            9.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Administrative Agent" shall mean BTCo, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

            "Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 10% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" shall mean each of the Administrative Agent, the Syndication Agent and the Documentation Agent (if any).

            "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

            "Applicable Margin" shall mean (i) in the case of Loans maintained as Base Rate Loans, 2.50% and (ii) in the case of Loans maintained as Eurodollar Loans, 3.50%.

            "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit G
(appropriately completed).

            "Authorized Officer" of any Credit Party shall mean any of the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, any Assistant Treasurer, any Vice-President, the Secretary or the General Counsel of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

            "Bank" shall mean each financial institution listed on Schedule II, as well as any Person which becomes a "Bank" hereunder pursuant to 11.04(b).

            "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or (ii) a Bank having notified in writing the Borrowers and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01, in the case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

            "Bankruptcy Code" shall have the meaning provided in Section
8.05.

            "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the overnight Federal Funds Rate and (ii) the Prime Lending Rate.

            "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

            "Borrowing" shall mean a borrowing of one Type of Loans by the Borrower from all the Banks on a given date (or resulting from a conversion or conversions on such date) and, in the case of Eurodollar Loans, having the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "Borrowing Date" shall mean the Initial Borrowing Date and each other date on which a Borrowing occurs hereunder; it being understood and agreed that the proceeds from any Borrowing on any Borrowing Date shall be used only in accordance with Section 5.08.

            "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor thereto by merger.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also (x) a day for trading by and between banks in the New York interbank Eurodollar market.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which would be required to be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

            "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank and (y) any bank which has, or whose parent company has, a short-term commercial paper rating from S&P of at least A-1 or the equivalent thereof or from Moody's of at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

            "Change in Law" shall have the meaning provided in Section
1.10.

            "Change of Control" shall mean (i) Vestar Capital Partners IV, L.P. shall cease to own 100% of the outstanding equity interests of Parent or (ii) Parent shall cease (other than as a result of the Merger) to directly own 100% of the outstanding equity interests of the Borrower.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date of this Agreement, and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to the Pledge Agreement.

            "Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "Commitment," as the same may be reduced or terminated pursuant to Sections 2.02, 2.03 and/or 8.

            "Commitment Fee" shall have the meaning provided in Section
2.01(a).

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and the Pledge Agreement.

            "Credit Party" shall mean Parent and the Borrower.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

            "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, members or other equity owners or authorized or made any other distribution, payment or delivery of property or cash (other than equity interests in such person or rights therefor) to its stockholders, members or other equity owners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration (other than equity interests in such person or rights therefor) any shares of any class of its capital stock or other equity securities outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other equity securities of such Person outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities). "Dividends" with respect to any Person shall not include payments made or required to be made by such Person with respect to any management or employee stock or equity appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "Documentation Agent" shall mean the Bank (if any) designated as the Documentation Agent hereunder by the Administrative Agent and Parent.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Effective Date" shall have the meaning provided in Section
11.10.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

            "Eurodollar Loan" shall mean each Loan designated as such by a Borrower at the time of the incurrence thereof or conversion thereto.

            "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, (a) the rate appearing on Page 3750 of the Dow Jones Telerate Screen (or on any successor or substitute page of such Screen, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on such page of such Screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the interbank Eurodollar market) at approximately 11:00 A.M., New York time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period, provided that in the event that such rate is not available at such time for any reason, then this component of the "Eurodollar Rate" with respect to such Eurodollar Loan for such Interest Period shall be the offered quotation to first-class banks in the interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00
A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period; divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Event of Default" shall have the meaning provided in Section
8.

            "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to or referred to in Section 2.01.

            "Gleason Credit Agreement" shall mean that certain Credit Agreement, dated as of the date hereof, among Gleason Corporation, The Gleason Works, Gleason Germany (Holdings) GmbH, Gleason Works (Holdings) Limited, Gleason International Marketing Corporation, various lending institutions party thereto, BTCo, as Administrative Agent, Lead Arranger and Book Manager, and The Bank of Nova Scotia, as Syndication Agent, as in effect on the date hereof and without giving effect to any amendments, modifications or supplements thereto unless any such amendment, modification or supplement is also consented to in writing by the Required Banks hereunder.

            "Guaranteed Creditors" shall mean and include the Administrative Agent, the Pledgee, the Banks and each Person (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreements to the extent such party constitutes a Secured Creditor under the Pledge Agreement.

            "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i),
(ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person in respect of Indebtedness of a type described in clauses (i), (ii), (iii),
(iv) or (vii), and (vii) all net obligations or exposure under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement, provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

            "Initial Borrowing Date" shall mean the date on which the initial Borrowing of Loans hereunder occurs.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section
1.09.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

            "Lending Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 50% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall have the meaning provided in Section 1.01.

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Maturity Date" shall mean the earlier of (i) 180 days following the Initial Borrowing Date and (ii) the date on which the Merger is consummated.

            "Merger" shall mean the merger and related transactions between Gleason Corporation, Parent and the Borrower as described in the Merger Agreement, whereby the Borrower will merge into Gleason Corporation, with Gleason Corporation being the surviving corporation.

            "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of December 8, 1999 and amended as of February 3, 2000, by and among Gleason Corporation, Parent and the Borrower.

            "Merger Documents" shall mean the Merger Agreement, and all documents related to the Merger.

            "Minimum Borrowing Amount" shall mean (i) with respect to Eurodollar Loans, $1,000,000 and (ii) with respect to Base Rate Loans, $50,000, provided, however, the Minimum Borrowing Amount with respect to Base Rate Loans the proceeds of which are to be used to pay Commitment Fees and/or interest owing pursuant to Section 1.08 shall be the amount of such Commitment Fees and/or interest payable at the time of the incurrence of such Base Rate Loans.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

            "Note" shall have the meaning provided in Section 1.05.

            "Notice of Borrowing" shall have the meaning provided in
Section 1.03.

            "Notice of Conversion" shall have the meaning provided in
Section 1.06.

            "Notice Office" shall mean the office of Bankers Trust Company, as Administrative Agent, located at 130 Liberty Street, New York, New York 10006, or such other office or offices as the Administrative Agent may designate to the Borrower and the Banks from time to time.

            "Obligations" shall mean all amounts owing to the Administrative Agent, the Pledgee or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations of currency values.

            "Parent" shall have the meaning provided in the first paragraph of this Agreement.

            "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006 or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

            "Permitted Liens" shall have the meaning provided in Section
7.01.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Pledge Agreement" shall have the meaning provided in Section
4.06.

            "Pledged Stock" shall have the meaning provided in the Pledge Agreement.

            "Pledgee" shall mean the Administrative Agent acting as collateral agent pursuant to the Pledge Agreement.

            "Pre-Syndication Interest Period" shall mean successive one week Interest Periods which shall apply to all outstanding Eurodollar Loans and the first of which shall commence on the Initial Borrowing Date, provided that no Pre-Syndication Interest Period shall begin after the Syndication Date.

            "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Quarterly Payment Date" shall mean the last Business Day of each March and June (commencing with the last Business Day of March, 2000).

            "Register" shall have the meaning provided in Section 11.14.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Replaced Bank" shall have the meaning provided in Section
1.13.

            "Replacement Bank" shall have the meaning provided in Section
1.13.

            "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Loans and Commitments constitute greater than 50% of the sum of the total outstanding Loans and Commitments of Non-Defaulting Banks.

            "S&P" shall mean Standard & Poor's Ratings Service.

            "SEC" shall have the meaning provided in Section 6.01(c).

            "Section 3.04(b)(ii) Certificate" shall have the meaning provided in Section 3.04(b).

            "Secured Creditors" shall have the meaning assigned to that term in the respective Pledge Agreement.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time; it being understood and agreed that, in any event, from and after the consummation of the Transaction, Gleason Corporation shall be deemed to be a Subsidiary of Parent for purposes of this Agreement.

            "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Syndication Date" shall mean the earlier of (x) the 60th day following the Initial Borrowing Date and (y) that date upon which the Administrative Agent determines (and notifies the Borrower) that the primary syndication (and the resultant addition of Persons as Banks pursuant to Section 11.04) has been completed.

            "Tax Benefit" shall have the meaning provided in Section
3.04(c).

            "Taxes" shall have the meaning provided in Section 3.04(a).

            "Tender Offer" shall mean the offer of Parent and Gleason Corporation to jointly tender for a portion of the outstanding common stock of Gleason Corporation for the Tender Offer Price, made pursuant to the Offer to Purchase dated December 15, 1999 as amended.

            "Tender Offer Documents" shall mean the material documentation related to the Tender Offer, including all public filings made with the SEC in connection therewith.

            "Tender Offer Price" shall mean the price of $23.00 per share of common stock of Gleason Corporation offered pursuant to the Tender Offer.

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

            "Transaction" shall mean (i) the consummation of the "Transaction" as defined in the Gleason Credit Agreement, (ii) the incurrence of the Loans hereunder on the Initial Borrowing Date and (iii) the payment of fees and expenses in connection with the foregoing.

            "Transaction Documents" shall mean the Tender Offer Documents, the documents governing the Equity Financing and the Merger Documents.

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

            "United States" and "U.S." shall each mean the United States of America.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock or other equity interests (other than director's qualifying shares and required by law to be issued to Persons other than the Borrower and its Wholly-Owned Subsidiaries) is at the time owned by such Person and/or or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            SECTION 10. The Administrative Agent.

            10.01 Appointment. The Banks hereby designate BTCo as the Administrative Agent (for purposes of this Section 10, the term "Administrative Agent" shall include BTCo in its capacity as Administrative Agent and as Pledgee pursuant to the Pledge Agreement and any Lending Affiliate of BTCo performing any of the duties or functions of the Administrative Agent hereunder or under any other Credit Document) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

            10.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            10.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Parent and the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Parent and the Borrower and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Parent and the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Parent and the Borrower or the existence or possible existence of any Default or Event of Default.

            10.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Bank or the holder of any Note by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

            10.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

            10.06 Indemnification. (a) To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks (determined as if there were no Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

            (b) The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

            10.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            10.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            10.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder and under the other Credit Documents who shall be a Bank, a commercial bank or a trust company in each case reasonably acceptable to the Borrower.

            (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any of the Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

            10.10 Documentation Agent; Syndication Agent. Nothing in this Agreement shall impose on the Documentation Agent or the Syndication Agent, in each case in such capacity, any duties or obligations.

            SECTION 11. Miscellaneous.

            11.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the (A) Administrative Agent (for purposes of this Section 11.01, the term "Administrative Agent" shall include BTCo in its capacity as Pledgee pursuant to the Pledge Agreement) (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and (B) Administrative Agent (including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent) in connection with any amendment, waiver or consent relating hereto or thereto, and the determination of compliance or non- compliance by the Credit Parties with the provisions hereof or thereof, (C) Administrative Agent in connection with its syndication efforts with respect to this Agreement (including, without limitation, the reasonable fees and disbursements of White & Case LLP), (D) Administrative Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks) and (E) the Administrative Agent in connection with the release of any Collateral pursuant to Section 18(b) of the Pledge Agreement; (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the execution, delivery or enforcement of this Agreement or any other Credit Document or any document or instrument referred to therein or herein and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless the Administrative Agent, each Bank and each of their respective Affiliates, and each of their respective officers, directors, employees, representatives, attorneys and Administrative Agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, reasonable out-of-pocket costs, expenses and disbursements (including reasonable attorneys' and consultants fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or assessed against the Indemnitees directly or indirectly based on, or arising or resulting from, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Pledgee or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Administrative Agent, the Pledgee, any Bank, the Borrower or any third person or otherwise) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents;
(b) the exercise of the rights of the Administrative Agent and of any Bank under any of the provisions of this Agreement or any other Credit Document any Loans hereunder; or (c) the consummation of any transaction contemplated herein (including, without limitation, the Transaction) or in any other Credit Document (clauses (a) through (c), collectively, the "Indemnified Matters") regardless of when such Indemnified Matter arises; but excluding any such Indemnified Matter to the extent based on the gross negligence or willful misconduct of any Indemnitee.

            11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered: if to any Credit Party, at its address specified opposite its signature below; if to any Bank, at its address specified on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, facsimiled or sent by overnight courier, be effective three Business Days after deposited in the mails, certified, return receipt requested, one day following delivery to an overnight courier, as the case may be, or when sent by facsimile device, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

            11.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks; and provided further, that although any Bank may grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in
Section 11.04(b)) and the participant shall not constitute a "Bank" hereunder; and provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the Commitments in which such participant is participating over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment in which any participant is participating, that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment in which any participant is participating, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral (except as expressly provided in the Pledge Agreement). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

            (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitment and/or its outstanding Loans to (i) its parent company and/or any Lending Affiliate of such Bank or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by a Lending Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitment and/or outstanding principal amount of Loans to one or more Eligible Transferees (treating (x) any fund that invests in bank loans and (y) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by a Lending Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement substantially in the form of Exhibit G, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitment and/or outstanding Loans, as the case may be, of such new Bank and of the existing Banks, (ii) if requested by the assigning Bank or the assignee Bank, upon surrender of the old Notes (with the old Notes of the assigning Bank to be marked "Canceled") (or the furnishing of a standard indemnity letter from the respective assigning Bank in respect of any lost Notes reasonably acceptable to Parent), new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section
1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Event of Default exists, the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of this Section 11.04(b) (which consent, in each case, shall not be unreasonably withheld or delayed), and (iv) the Administrative Agent shall receive at the time of each assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 11.14. To the extent of any assignment pursuant to this Section 11.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment and/or outstanding Loans. At the time of each assignment pursuant to this Section 11.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 3.04(b)(ii) Certificate) described in
Section 3.04(b). To the extent that an assignment of all or any portion of a Bank's Commitment and outstanding Obligations pursuant to Section 1.13 or this Section 11.04(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 1.10, 1.11 or 3.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (c) Nothing in this Agreement shall prevent or prohibit any Bank or BTCo from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

            11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

            11.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Commitment Fees or other Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            11.07 Computations. (a) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days (365-366 days in the case of interest on Base Rate Loans maintained at the Prime Lending
Rate) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

            11.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid Courts. Each Credit Party hereby further irrevocably waives any claim that such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process out of any of the aforementioned Courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit at its address set forth opposite its signatures below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent under this Agreement, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

            (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other credit document brought in the Courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such Court that any such action or proceeding brought in any such Court has been brought in an inconvenient forum.

            (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

            11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Parent and the Administrative Agent.

            11.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which Parent, the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile transmission notice (actually received) in accordance with
Section 11.03 at such office that the same has been signed and mailed to it.

            11.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            11.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks; provided that no such change, waiver, discharge or termination shall, without the consent of each Bank directly affected thereby: (i) extend the final scheduled maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof; (ii) release all or substantially all of the Collateral (except as expressly provided in the Pledge Agreement); (iii) amend, modify or waive any provision of Section 11.06 or this Section 11.12; (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks (it being understood that, with the consent of the Required Banks, extensions of credit pursuant to this Agreement in addition to those set forth in or contemplated by this Agreement on the Effective Date may be included in the determination of the Required Banks on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date); or (v) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall: (1) increase the Commitments of any Bank over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank) without the consent of such Bank; (2) without the consent of each Agent, amend, modify or waive any provision of Section 10 or any other provision relating to the rights or obligations of such Agent; (3) without the consent of the Pledgee, amend, modify or waive any provision of Section 10 or any other provision relating to the rights or obligations of the Pledgee.

            (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 11.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 11.12(a).

            11.13 Confidentiality. (a) Subject to the provisions of clause
(b) of this Section 11.13, each Bank agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if such Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section
11.13 to the same extent as such Bank) any information with respect to Parent or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential or would customarily be treated as confidential in banking practice, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank,
(e) to the Administrative Agent or the Pledgee and (f) to any prospective or actual transferee or participant (or its investment advisor) in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided that such prospective transferee agrees to maintain the confidentiality contained in this Section.

            (b) Each Credit Party hereby acknowledges and agrees that each Bank may share with any of its Lending Affiliates any information related to any Credit Party (including, without limitation, any nonpublic customer information regarding the creditworthiness of any Credit Party and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 11.13 to the same extent as such Bank).

            11.14 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 11.14, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the respective Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of the assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of the assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.14 other than those resulting from the Administrative Agent's willful misconduct or gross negligence.

            11.15 Termination. This Agreement shall terminate on the date on which the Total Commitment shall have terminated, and all Loans and Notes, together with all accrued but unpaid interest, fees and other Obligations shall have been indefeasibly paid in full in cash, provided that all indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 3.04, 11.01 and 11.06 shall survive the termination of this Agreement.

            11.16 No Recourse. No shareholder or member of Parent shall have any liability for any obligations of Parent under this Agreement or any other Credit Documents.

            11.17 No Obligations of Parent Following the Merger. Upon the consummation of the Merger, all obligations and covenants of Parent hereunder shall terminate.

                               *   *   *


            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:


245 Park Avenue, 41st Floor          TORQUE ACQUISITION CO., L.L.C.
New York, New York  10167
Telephone No.: (212) 351-1600
Telecopy No.:  (212) 808-4922
Attention:  Sander M. Levy           By: /s/ Sander Levy
                                        ---------------------------------
                                     Title: President


245 Park Avenue, 41st Floor          TORQUE MERGER SUB, INC.
New York, New York  10167
Telephone No.: (212) 351-1600
Telecopy No.:  (212) 808-4922
Attention:  Sander M. Levy           By: /s/ Sander Levy
                                        ---------------------------------
                                     Title: President


                                     BANKERS TRUST COMPANY,
                                       Individually and as Administrative Agent



                                     By: /s/ Susan L. LeFevre
                                        ---------------------------------
                                     Title: Director


                                     DEUTSCHE BANK LUXEMBOURG S.A.,
                                       Individually and as Administrative Agent



                                     By: /s/ Michael Groth
                                        ---------------------------------
                                     Title: Managing Director

                                     By: /s/ Christoph Guntzer
                                        ---------------------------------
                                     Title: Vice President



                                     THE BANK OF NOVA SCOTIA,
                                       Individually and as Syndication Agent



                                     By: /s/ Todd S. Meller
                                        ---------------------------------
                                     Name:  Todd S. Meller
                                     Title: Managing Director


                                     FLEET NATIONAL BANK



                                     By: /s/ Thomas J. Flanagan
                                        ---------------------------------
                                     Name:  Thomas J. Flanagan
                                     Title: Managing Director


                                     FIRST UNION NATIONAL BANK



                                     By: /s/ Andrew Payne
                                        ---------------------------------
                                     Name:  Andrew Payne
                                     Title: Vice President


                                     BANK POLSKA KASA OPLEKI S.A.,
                                       New York Branch



                                     By: /s/ Hussein B. El-Tawil
                                        ---------------------------------
                                     Name:  Hussein B. El-Tawil
                                     Title: Vice President


                                     MANUFACTURERS & TRADERS TRUST COMPANY,



                                     By: /s/ William E. Holston
                                        ---------------------------------
                                     Name:  William E. Holston
                                     Title: Vice President